Exhibit 99.1
Monroe Capital Corporation Declares Final Distribution
Announces Final Distribution Record Date
MRCC Stockholders Must Continue to Hold MRCC Shares Through Closing Date to Receive Final Distribution
CHICAGO, IL, April 1, 2026 – Monroe Capital Corporation (NASDAQ: MRCC) (the “Company” or “MRCC”) today announced that its Board of Directors declared a final cash distribution in an amount equal to (i) all of the Company’s undistributed net ordinary income and capital gains through the anticipated closing date of its proposed merger (the “Merger”) with and into Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN”), plus (ii) $13.0 million, sourced from the net proceeds received by MRCC from Monroe Capital Income Plus Corporation (“MCIP”) in the pre-Merger asset sale (the “Asset Sale”).
The actual amount of the final distribution will be determined prior to the closing of the Merger. Payment of the final distribution is contingent upon the consummation of the Asset Sale and the Merger, which are expected to occur on April 14, 2026, and the conditional distribution payment date will be announced by the Company at a later date.
The Company’s final distribution will be paid to the Company’s stockholders of record as of the close of business on April 10, 2026. However, due to the contingent nature of the final distribution, Nasdaq has informed the Company that stockholders who sell their shares of MRCC common stock before and through the close of trading on the closing date of the Merger will also sell their entitlement to the final distribution to the respective purchaser(s) of the shares.
The Company’s dividend reinvestment plan (“DRIP”) will not apply to the final distribution. As a result, all participants under the DRIP will receive the final distribution in cash and not in shares of MRCC common stock.
About Monroe Capital Corporation
Monroe Capital Corporation is an externally managed, publicly traded BDC (NASDAQ: MRCC) that primarily invests in senior, unitranche and junior secured debt of U.S. middle-market companies. Its investment adviser is Monroe Capital BDC Advisors, LLC, a registered investment adviser and affiliate of Monroe Capital LLC.

Forward Looking Statements
Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition of MRCC or HRZN or the proposed sale of assets by MRCC to MCIP and the proposed merger of MRCC with and into HRZN. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the expected timing or amount of payments of dividends or distributions by MRCC and/or HRZN, including all or any portion of MRCC’s final distribution; the ability of the parties to complete the proposed transactions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the surviving companies following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual events and results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Certain factors could cause actual results and conditions to differ materially from those projected, including, without limitation, the uncertainties associated with considerations that may be disclosed from time to time in MRCC’s and HRZN’s publicly disseminated documents and filings. HRZN and MRCC have based the forward-looking statements included in this communication on information available to them on the date hereof, and neither HRZN, MRCC nor their affiliates assume any obligation to update any such forward-looking statements. Although HRZN and MRCC undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that HRZN and MRCC may make directly to you or through reports that they have filed with the Securities and Exchange Commission (the “SEC”), or in the future may file with the SEC, including, without limitation, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
Contacts
Monroe Capital Corporation
Investor Relations:
Mick Solimene
Chief Financial Officer & Chief Investment Officer
msolimene@monroecap.com
(312) 598-8401
Media Relations:
Daniel Abramson
Gregory
daniel.abramson@gregoryagency.com
(857) 305-8441